Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Envoy Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(o)	—	—	$11,500,000.00	0.00015310	$1,760.65
Fees to Be Paid	Equity	Underwriter Warrants(3)	Rule 457(g)	—	—	—	—	—
Fees to Be Paid	Equity	Shares of common stock issuable upon exercise of the Underwriter Warrants(4)	Rule 457(g)	—	—	$966,000.00	0.00015310	$147.89
	Total Offering Amounts					$12,466,000.00		$1,908.54
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$1,908.54

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) or Rule 457(o), as applicable, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the aggregate offering price of additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act.

(3)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.

(4)	The registrant has agreed to issue to the representative of the underwriters warrants to purchase a number of shares of the registrant’s common stock equal to seven percent (7.0%) of the shares of common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein) (the “Underwriter Warrants”). The Underwriter Warrants are exercisable for a price per share equal to 120% of the public offering price.